                                                                       Exhibit l

                           [LETTERHEAD OF VENABLE LLP]

                                  April 9, 2008

Tortoise Energy Capital Corporation
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210

     Re:     Registration Statement on Form N-2:
             1933 Act File No.:  333-149315
             1940 Act File No.: 811-21725

Ladies and Gentlemen:

     We have served as Maryland counsel to Tortoise Energy Capital  Corporation, a Maryland  corporation  registered under the Investment Company Act of 1940, as amended (the "1940 Act"),  as a closed-end  management  investment  company (the
"Company"),  in connection  with certain  matters of Maryland law arising out of the registration of the offering by the Company of up to $300,000,000  aggregate
initial  offering  price  of  the  following   securities   (collectively,   the
"Securities"):  (a) shares (the "Common Shares") of its common stock, $0.001 par value per share (the "Common Stock"); (b) shares (the "Preferred Shares") of its preferred stock, $0.001 par value per share (the "Preferred Stock"); or (c) debt securities (the "Debt Securities"), covered by the above-referenced Registration
Statement, and all amendments thereto (the "Registration  Statement"),  filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

     In connection with our  representation  of the Company,  and as a basis for the  opinion  hereinafter  set  forth,  we have  examined  originals,  or copies certified  or  otherwise  identified  to  our  satisfaction,  of  the  following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration  Statement and the related form of prospectus  included therein,  in the form  transmitted to the Commission for filing  pursuant to the
1933 Act and the 1940 Act;

     2. The charter of the Company  (the  "Charter"),  certified  as of a recent date by the State  Department  of  Assessments  and  Taxation of  Maryland  (the
"SDAT");

     3. The  Bylaws of the  Company  (the  "Bylaws"),  certified  as of the date hereof by an officer of the Company;

Tortoise Energy Capital Corporation
April 9, 2008

     4. A certificate of the SDAT as to the good standing of the Company,  dated as of a recent date;

     5. Resolutions (the  "Resolutions")  adopted by the Board of Directors (the
"Board of Directors") of the Company  relating to the  registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

     7. A  certificate  executed by an officer of the  Company,  dated as of the date hereof; and

     8.  Such  other  documents  and  matters  as we have  deemed  necessary  or appropriate to express the opinion set forth below,  subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each  individual  executing any of the  Documents,  whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each  individual  executing  any of the  Documents  on behalf of a party
(other than the Company) is duly authorized to do so.

     3.  Each of the  parties  (other  than the  Company)  executing  any of the
Documents has duly and validly  executed and delivered  each of the Documents to which such party is a signatory,  and such party's obligations set forth therein are legal,  valid and binding and are  enforceable in accordance with all stated
terms.

     4. All Documents  submitted to us as originals are authentic.  The form and content of all Documents  submitted to us as unexecuted  drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed  and  delivered.  All  Documents  submitted  to us as  certified  or photostatic copies conform to the original documents. All signatures on all such
Documents are genuine.  All public  records  reviewed or relied upon by us or on our behalf are true and complete.  All representations,  warranties,  statements and information contained in the Documents are true and complete. There has been no oral or written  modification  of or amendment to any of the  Documents,  and there has been no waiver of any provision of any of the Documents,  by action or omission of the parties or otherwise.

     5. The issuance  and certain  terms of the  Securities  to be issued by the
Company  from  time to time  will be  authorized  and  approved  by the Board of
Directors,  or a duly

Tortoise Energy Capital Corporation
April 9, 2008

authorized   committee   thereof,   in  accordance  with  the  Maryland  General
Corporation  Law,  the  Charter,  the  Bylaws and the  Resolutions  prior to the issuance of such Securities (such approval  referred to herein as the "Corporate
Proceedings").

     6. Upon the  issuance of any Common  Shares,  the total number of shares of
Common Stock issued and  outstanding  will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

     7. Articles Supplementary  classifying and designating the number of shares and the terms of any class or  series  of  Preferred  Shares to be issued by the
Company  will be filed  with and  accepted  for  record by the SDAT prior to the issuance of such Preferred Shares.

     8. Upon the issuance of any Preferred Shares, the total number of shares of
Preferred  Stock  issued  and  outstanding,  and the total  number of issued and outstanding  shares  of the  applicable  class  or  series  of  Preferred  Stock designated  pursuant to the Charter,  will not exceed the total number of shares of Preferred  Stock or the number of shares of such class or series of Preferred
Stock that the Company is then authorized to issue under the Charter.

     Based upon the foregoing,  and subject to the assumptions,  limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a  corporation  duly  incorporated  and validly  existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon the completion of all Corporate  Proceedings relating to the Common
Shares,  the issuance of the Common Shares will be duly authorized and, when and if  issued  and  delivered  against  payment  therefor  in  accordance  with the
Registration  Statement,  the  Resolutions  and the Corporate  Proceedings,  the
Common Shares will be validly issued, fully paid and nonassessable.

     3.  Upon  the  completion  of all  Corporate  Proceedings  relating  to the
Preferred  Shares,  the issuance of the Preferred Shares will be duly authorized and, when and if issued and  delivered  against  payment  therefor in accordance with the Registration Statement,  the Resolutions and the Corporate Proceedings,
the Preferred Shares will be validly issued, fully paid and nonassessable.

     4. Upon the  completion of all Corporate  Proceedings  relating to the Debt
Securities, the issuance of the Debt Securities will be duly authorized.

Tortoise Energy Capital Corporation
April 9, 2008

     The  foregoing  opinion is limited to the laws of the State of Maryland and we do not  express any opinion  herein  concerning  any other law. We express no opinion as to the  applicability  or effect of any  federal or state  securities laws,  including the securities laws of the State of Maryland,  or as to federal or state laws regarding fraudulent transfer. To the extent that any matter as to which our  opinion is  expressed  herein  would be  governed  by the laws of any jurisdiction other than the State of Maryland,  we do not express any opinion on such matter.

     The opinion  expressed  herein is limited to the matters  specifically  set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes  after  the date  hereof or if we  become  aware of any fact that  might change the opinion expressed herein after the date hereof.

     This  opinion  is being  furnished  to you  solely  for  submission  to the
Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by,  quoted in any manner to, or delivered to any other person or entity without,  in each instance,  our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the  Registration  Statement.  In giving this consent,  we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,

                                       /s/ Venable LLP